                                                 Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Forms  S-3  (Nos.  333-37229,  333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759,  333-115572, 333-127658)
and on Forms S-8 (Nos. 333-05705,  333-12551,  333-58801,  333-60731, 333-89631,
333-91985, 333-37624, 333-37626, 333-74050, 333-115573,  333-115574, 333-127659,
333-127665) of Home Properties, Inc. of our report dated March 10, 2006 relating
to  the  financial  statements,  financial  statement  schedules,   management's
assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
March 10, 2006